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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
The Macerich Company
Santa Monica, California

        We consent to the incorporation by reference in the Registration Statements on Form S-3 File Nos. 333-21157, 333-80129, 333-88718, 333-107063, 333-109733, 333-121630, 333-130993 and Form S-8 File Nos. 33-84038, 33-84040, 333-40667, 333-42309, 333-42303, 333-57898, 333-108193, 333-120585 and 333-00584 of our report dated February 27, 2008 (June 3, 2008 as to the effects of the restatement described in Note 25 and the reclassification for discontinued operations described in Note 13) relating to the consolidated financial statements and consolidated financial statement schedules of The Macerich Company (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 25), of our reports dated February 27, 2008 relating to the consolidated financial statements and consolidated financial statement schedules of Pacific Premier Retail Trust and of our report dated February 27, 2008 (June 3, 2008 as to the material weakness related to the Company's review and analysis of the relevant terms and conditions underlying certain convertible preferred units to provide for an appropriate evaluation and determination of whether such interests represent minority interests) relating to internal control over financial reporting of The Macerich Company (which report expresses an adverse opinion on the effectiveness of The Macerich Company's internal control over financial reporting because of a material weakness) appearing in this Annual Report on Form 10-K/A for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Los Angeles, California
June 3, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM